FIFTH AMENDMENT TO CREDIT AGREEMENT


     FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 28, 1995 (this "Amendment"), to the Revolving Credit, Factoring and Security Agreement, dated as of September 20, 1993, as amended by letter agreement Re: Amendment to Credit Agreement with respect to the Mississippi Property, dated June 14, 1994 (the "First Amendment"), and by letter agreement Re: Amendment to Credit Agreement with respect to Additional Guarantors, dated August 24, 1994 (the "Second Amendment"), and by the Third Amendment to Credit Agreement, dated as of February 28, 1995 (the "Third Amendment"), and by the Fourth Amendment to Credit Agreement dated as of March 1, 1995 (the "Fourth Amendment") (as so amended, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between THE CIT GROUP/COMMERCIAL SERVICES, INC. ("Lender") and SALANT CORPORATION ("Borrower").

                                WITNESSETH:

     WHEREAS, Lender and Borrower are parties to the Credit
Agreement;

     WHEREAS, Borrower has requested Lender to amend the Credit
Agreement to increase the Maximum Credit (as defined therein) for the month of June, 1995; and

     WHEREAS, Lender is willing to make such amendment to the Credit Agreement upon the terms and subject to the conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree, effective as of the date hereof, as follows:

             1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

             2.  Amendment of Section 3.3.   Section 3.3 of the
Credit Agreement is amended by deleting the dollar amount of "$130,000,000" set forth opposite the month of June, and inserting the dollar amount of "$132,000,000" in lieu thereof.

             3.  Continuing Effect of Credit Agreement.   This
Amendment shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of Borrower that would require consent of Lender. Except as expressly amended, the provisions of the Credit Agreement are and shall remain in full force and effect.
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     4.   Counterparts.   This Amendment may be executed in
counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     5. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                         THE CIT GROUP/COMMERCIAL SERVICES, INC.

                         By /s/Kenneth Wendler
                         Name:  Kenneth Wendler
                         Title:    Vice President



                         SALANT CORPORATION

                         By /s/ Richard P. Randall
                         Name:  Richard P. Randall
                         Title: Senior Vice President and CFO


     CONSENT OF GUARANTORS


     Each of the undersigned, CLANTEXPORT, INC., DENTON MILLS, INC., FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC., VERA LICENSING, INC., SALANT CANADA INC. and J.J. FARMER CLOTHING INC., each a Guarantor under its respective Guarantee, each dated as of September 20, 1993 (individually, its "Guarantee"), made in favor of The CIT Group/Commercial Services, Inc. ("Lender") pursuant to the Credit Agreement as defined in the Fifth Amendment to Credit Agreement, dated as of June 28 , 1995 between Lender and Salant Corporation (the "Amendment"), to which this Consent is attached, hereby consents to the Amendment and the matters contemplated thereby, and hereby confirms and agrees that its Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on or after the effective date of the Amendment, each reference in its Guarantee to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

     IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed and delivered by its authorized officer as of the 28th day of June, 1995.

CLANTEXPORT, INC.                  FROST BROS. ENTERPRISES, INC.

By:  /s/Richard P. Randall         By: /s/Richard P. Randall
Title:  Vice President             Title: Vice President


DENTON MILLS, INC.                 SLT SOURCING, INC.

By:  /s/Richard P. Randall         By: /s/Richard P. Randall
Title:  Vice President             Title: Vice President


VERA LICENSING, INC.                    SALANT CANADA INC.

By:  /s/Richard P. Randall              By: /s/Richard P. Randall
Title:  Vice President                  Title: Vice President


J.J. FARMER CLOTHING INC.

By: /s/Todd Kahn
Title: Secretary